    As filed with the Securities and Exchange Commission on August 26, 1997
                                             Registration Statement No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                         95-3630868
  (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

                            10260 CAMPUS POINT DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

            BELL COMMUNICATIONS RESEARCH SAVINGS AND SECURITY PLAN
        BELL COMMUNICATIONS RESEARCH SAVINGS PLAN FOR SALARIED EMPLOYEES

                            (Full title of the plans)

                                    COPY TO:
                             DOUGLAS E. SCOTT, ESQ.
                    Senior Vice President and General Counsel
                 Science Applications International Corporation
                            10260 Campus Point Drive
                           San Diego, California 92121
                                 (619) 546-6000
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                 Amount         Proposed Maximum       Proposed Maximum         Amount of
        Title of Securities                       to be           Offering Price       Aggregate Offering      Registration
         to be Registered                     Registered(1)        Per Share(2)              Price                  Fee
        -------------------                   -------------     ----------------       ------------------      ------------
Class A Common Stock,
  par value $.01 per share................    6,000,000 shs.          $30.01              $180,060,000            $54,564

================================================================================

(1) A maximum of 150,000 shares of Class A Common Stock have been reserved for issuance and delivery to a trustee for the benefit of employees under the Bell Communications Research Savings and Security Plan (the "Savings and Security Plan") and a maximum of 5,850,000 shares of Class A Common Stock have been reserved for issuance and delivery to a trustee for the benefit of employees under the Bell Communications Savings Plan for Salaried Employees (the "Salaried Employees Plan"). All shares reserved for issuance under the Savings and Security Plan and the Salaried Employees Plan are being registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is determined using the Formula Price (as defined in the Prospectus which is a part of this Registration Statement) of the SAIC Class A Common Stock on the date hereof.

--------------------------------------------------------------------------------

                                     PART I

ITEM 1.       PLAN INFORMATION

       Not required to be filed with this Registration Statement.

ITEM 2.       REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

       Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Securities and Exchange Commission (the "Commission") by Science Applications International Corporation, a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1997.

       (b) The Company's Prospectus dated July 3, 1997, pursuant to Registration Statement on Form S-3/A filed with the Commission on July 3, 1997.

       (c) Annual Report of the Bell Communications Research Savings and Security Plan on Form 11-K for the plan year ended December 31, 1996.

       (d) Annual Report of the Bell Communications Research Savings Plan for Salaried Employees on Form 11-K for the plan year ended December 31, 1996.

       (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year ended January 31, 1997.

       (f) The description of the Company's Class A Common Stock, par value $.01 per share, contained in the Company's registration statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

       The legality of the Class A Common Stock offered hereby has been passed upon for the Company by Douglas E. Scott, Esquire, Senior Vice President and General Counsel of the Company. As of July 31, 1997, Mr. Scott owned of record 15,548 shares of Class A Common Stock, had the right to acquire an additional 4,900 shares pursuant to previously granted stock options and beneficially owned a total of 4,381 shares through certain retirement and stock plans of the Company.

        Bell Communications Research, Inc. ("Bellcore") and the Company have received an opinion from Judith S. Musicant, Senior Counsel - Benefits for Bellcore, that the Bell Communications Research Savings and Security Plan and the Bell Communications Research

Savings Plan for Salaried Employees (collectively, the "Plans") have been duly authorized for participation by eligible employees of Bellcore, the interests in the Plans will be fully paid upon receipt of employee contributions and no employee will be obligated to make further contributions. As of July 31, 1997, Ms. Musicant was an active participant in the Bell Communications Research Savings Plan for Salaried Employees and therefore will be eligible to transfer up to 50% of her existing account balances into the SAIC Stock Fund during a limited period following the closing of SAIC's acquisition of Bellcore as set forth herein. The number of shares of SAIC Class A Common Stock which Ms. Musicant would have the right to beneficially acquire if she elects to make such transfer into the SAIC Stock Fund is not determinable as of the date of this Prospectus but the value of such shares may exceed $50,000.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against certain circumstances. Article FIFTEENTH of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law. The Company also has directors and officers liability insurance, with policy limits of $50 million, under which directors and officers of the Company are insured against certain liabilities which they may incur in such capacities.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.       EXHIBITS

       See Exhibit Index on page 9 hereof.

ITEM 9.       UNDERTAKINGS

       (a)     Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, excluding information contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

               (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of Section 145 of the General Corporation Law of Delaware and Article FIFTEENTH of Registrant's Certificate of Incorporation, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of the expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of McLean, Commonwealth of Virginia on July 11, 1997.

                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION

                                        By   /s/  J.R. BEYSTER
                                          ---------------------------
                                                  J.R. Beyster
                                              Chairman of the Board
                                           and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.D. Heipt and D.E. Scott, or any one of them jointly and severally, such person's attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies and confirms all that each of said attorneys-in-fact, or each of their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                    Date
      ---------                         -----                    ----

  /s/  J.R. BEYSTER        Chairman of the Board and Chief  July 11, 1997
------------------------
     J.R. Beyster                 Executive Officer

 /s/  W.A. ROPER, JR.        Principal Financial Officer    July 11, 1997
------------------------
   W.A. Roper, Jr.

  /s/  P.N. PAVLICS         Principal Accounting Officer    July 11, 1997
------------------------
    P.N. Pavlics

  /s/  D.P. ANDREWS                   Director              July 11, 1997
------------------------
    D.P. Andrews

    /s/  V.N. COOK                    Director              July 11, 1997
------------------------
      V.N. Cook

   /s/  C.K. DAVIS                    Director              July 11, 1997
------------------------
     C.K. Davis

      SIGNATURE                         TITLE                    DATE
      ---------                         -----                    ----

  /s/  W.H. DEMISCH                   Director              July 11, 1997
------------------------
    W.H. Demisch

  /s/ W.A. DOWNING                    Director              July 11, 1997
------------------------
    W.A. Downing

                                      Director
------------------------
    E.A. Frieman

   /s/ J.E. GLANCY                    Director              July 11, 1997
------------------------
     J.E. Glancy

   /s/ B.R. INMAN                     Director              July 11, 1997
------------------------
     B.R. Inman

/s/ H.M. KRAEMER, JR.                 Director              July 11, 1997
------------------------
  H.M. Kraemer, Jr.

   /s/ W.M. LAYSON                    Director              July 11, 1997
------------------------
     W.M. Layson

   /s/ C.B. MALONE                    Director              July 11, 1997
------------------------
     C.B. Malone

   /s/ J.W. MCRARY                    Director              July 11, 1997
------------------------
     J.W. McRary

   /s/ W.A. OWENS                     Director              July 11, 1997
------------------------
     W.A. Owens

  /s/ S.D. ROCKWOOD                   Director              July 11, 1997
------------------------
    S.D. Rockwood

  /s/ E.A. STRAKER                    Director              July 11, 1997
------------------------
    E.A. Straker

   /s/ M.E. TROUT                     Director              July 11, 1997
------------------------
    M.E. Trout

  /s/ J.P. WALKUSH                    Director              July 11, 1997
------------------------
    J.P. Walkush

/s/ J.H. WARNER, JR.                  Director              July 11, 1997
------------------------
  J.H. Warner, Jr.

      SIGNATURE                         TITLE                    DATE
      ---------                         -----                    ----

/s/ J.A. WELCH                        Director              July 11, 1997
------------------------
   J.A. Welch

/s/ J.B. WIESLER                      Director              July 11, 1997
------------------------
  J.B. Wiesler

/s/ A.T. YOUNG                        Director              July 11, 1997
------------------------
   A.T. Young

THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Administrators have duly caused this Registration Statement to be signed on behalf of the Bell Communications Research Savings and Security Plan by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey on August 25, 1997.


                              BELL COMMUNICATIONS RESEARCH
                              SAVINGS AND SECURITY PLAN



                              By /s/ RICHARD G. SCHOOLEY
                                ---------------------------------
                                  Richard G. Schooley
                                  Savings Plan Administrator



                              By /s/ BRUCE R. LASKO
                                ---------------------------------
                                  Bruce R. Lasko
                                  Savings Plan Administrator




         Pursuant to the requirements of the Securities Act of 1933,the Savings Plan Administrators have duly caused this Registration Statement to be signed on behalf of the Bell Communications Research Savings Plan for Salaried Employees by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey on August 25, 1997.


                              BELL COMMUNICATIONS RESEARCH
                              SAVINGS PLAN FOR SALARIED EMPLOYEES



                              By /s/ RICHARD G. SCHOOLEY
                                ---------------------------------
                                  Richard G. Schooley
                                  Savings Plan Administrator



                              By /s/ BRUCE R. LASKO
                                ---------------------------------
                                  Bruce R. Lasko
                                  Savings Plan Administrator

                                  EXHIBIT INDEX


   EXHIBIT
     NO.                                  DESCRIPTION OF EXHIBITS
   -------                                -----------------------
     4(a)      Bell Communications Research Savings and Security Plan

     4(b)      Bell Communications Research Savings Plan for Salaried Employees

     5(a)      Opinion of Douglas E. Scott, Esquire

     5(b)      Opinion of Judith S. Musicant, Esquire

     5(c)      Opinion of Herold and Haines

    23(a)      Consent of Douglas E. Scott, Esquire (contained in Exhibit 5(a) hereto)

    23(b)      Consent of Judith S. Musicant, Esquire (contained in Exhibit 5(b) hereto)

    23(c)      Consent of Herold and Haines (contained in Exhibit 5(c) hereto)

    23(d)      Consent of Coopers & Lybrand L.L.P.

    23(e)      Consent of Price Waterhouse LLP

    23(f)      Consent of Beard & Company, Inc.

    24(a)      Power of Attorney (included on the signature page of Part II of this Registration
               Statement)